UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 18, 2008

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

Blandonnet International Business Center Building F, 7th Floor Chemin de Blandonnet Vernier, Switzerland	CH-1214
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(713) 232-7500

+41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 18, 2008, pursuant to the terms of the agreement and plan of merger, dated as of October 9, 2008 (as amended, the “Merger Agreement”), among Transocean Inc., a Cayman Islands company (“Transocean-Cayman”), Transocean Ltd., a Swiss corporation (“Transocean-Switzerland”), and Transocean Cayman Ltd., a Cayman Islands company and a wholly-owned subsidiary of Transocean-Switzerland (“Transocean-Acquisition”), Transocean-Cayman merged by way of schemes of arrangement under Cayman Islands law (the “Schemes of Arrangement”) with Transocean-Acquisition, with Transocean-Cayman as the surviving company (the “Transaction”).

Under the terms of the Schemes of Arrangement, each holder of Transocean-Cayman ordinary shares outstanding immediately before the Transaction received one registered share of Transocean-Switzerland, par value 15.00 Swiss francs per share (the “Transocean-Switzerland Registered Shares”), in exchange for each outstanding ordinary share of Transocean-Cayman.

In connection with the Transaction, Transocean-Switzerland issued a total of 319,228,632 Transocean-Switzerland Registered Shares to the holders of ordinary shares of Transocean-Cayman immediately prior to the effective time of the Transaction. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 3(a)(10) of the Securities Act. Transocean-Switzerland also issued 16 million Transocean-Switzerland Registered Shares to Transocean-Cayman. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN LTD.

Date: December 22, 2008	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel and
Corporate Secretary